UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2015

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)
(703) 948-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Following the offering of our 4.625% senior notes due 2023 (the "Senior Notes") in April 2013, we are currently required to disclose annually the following non-guarantor subsidiary financial information pursuant to section 4.2(d) of the indenture governing the Senior Notes:
As of December 31, 2014, our non-guarantor subsidiaries collectively had (1) liabilities (excluding intercompany liabilities) of $374.4 million (12.3% of our consolidated total liabilities), of which $296.6 million were deferred revenues, (2) assets (excluding intercompany assets) of $975.6 million (45.3% of our consolidated total assets), of which $939.2 million were cash, cash equivalents and marketable securities primarily held by foreign subsidiaries and (3) assets (excluding cash, cash equivalents and marketable securities, and intercompany assets) of $36.4 million (5.0% of our consolidated total assets, excluding cash, cash equivalents and marketable securities).
For the twelve months ended December 31, 2014, our non-guarantor subsidiaries collectively had Adjusted EBITDA of $217.7 million (32.3% of our consolidated Adjusted EBITDA), which includes intercompany transactions with the Company. Such intercompany transactions represent the majority of our non-guarantor subsidiaries’ aggregate expenses. Intercompany transactions and allocations of revenues and costs between the parent and the non-guarantor subsidiaries can vary significantly. Therefore, we believe that period-to-period comparisons of Adjusted EBITDA of our non-guarantor subsidiaries may not necessarily be meaningful.
Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indenture governing the Senior Notes. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized loss (gain) on contingent interest derivative on the Subordinated Convertible Debentures and unrealized loss (gain) on hedging agreements.
Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company’s operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the Company’s operating results from period to period. Set forth below is a  reconciliation of consolidated Adjusted EBITDA to consolidated net income, the most directly comparable GAAP measure.

Year Ended December 31, 2014
Net Income	$355,260
Interest expense	85,994
Income tax benefit	128,051
Depreciation and amortization	63,690
Stock-based compensation	43,977
Unrealized gain on contingent interest derivative on the subordinated convertible debentures	(2,249)
Unrealized gain on hedging agreements	(152)
Adjusted EBITDA	$674,571

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: March 6, 2015	By:	/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Senior Vice President, General Counsel and Secretary